UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2008

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”) voted, effective immediately, to elect James F. McDonald and R. Alex Rankin as Class II Directors of the Company, each to serve until the 2010 Annual Meeting of Shareholders of the Company. The Company’s shareholders will be given an opportunity to vote to ratify the election of Messrs. McDonald and Rankin at the 2009 Annual Meeting of Shareholders. The election of Messrs. McDonald and Rankin took place following the amendment by the Board of the Amended and Restated Bylaws of the Company, which amendment increased the size of the Board from twelve to thirteen directors (see Item 5.03 below).

At the time of filing this Current Report, neither Mr. McDonald nor Mr. Rankin had been named to any committees of the Board.

A copy of the press release announcing the election of Messrs. McDonald and Rankin to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2008, the Board voted to approve an amendment (the “Bylaw Amendment”) to Article III, Section 2 of the Amended and Restated Bylaws of the Company, effective immediately. The Bylaw Amendment (i) increased the size of the Board from twelve to thirteen directors and (ii) provided that the Board be comprised of four Class I Directors, five Class II Directors and four Class III Directors.

A copy of the Amended and Restated Bylaws of the Company, including the Bylaw Amendment, is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective August 27, 2008.

99.1	Press Release dated August 27, 2008 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

August 27, 2008	By:	/s/ William E. Mudd
William E. Mudd
Executive Vice President and Chief Financial
Officer (Principal Financial and Accounting
Officer)

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective August 27, 2008.

99.1	Press Release dated August 27, 2008 issued by Churchill Downs Incorporated.